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                                                                  EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE
                             (Amount in Thousands)

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
                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                              1997     1996
                                                            --------  --------
Primary:

Shares outstanding beginning of period                      28,648    22,880

Issuance of 5,131 shares on March 5, 1996                       --     1,466

Incremental shares attributable to:
  Warrants issued pursuant to August 1990
    employment agreement                                       516       496
  Options granted pursuant to the Company's
    Stock Option Plans                                         242       312
  Warrants issued pursuant to a Senior Management
    Stock Warrant Plan                                         576       519
  Other                                                          1        --

Treasury Shares                                               (280)     (190)
                                                            ------    ------
                                                            29,703    25,483
                                                            ======    ======
Fully diluted:

Shares outstanding beginning of period                      28,648    22,880

Issuance of 5,131 shares March 5, 1996                          --     1,466

Incremental shares attributable to:
  Warrants issued pursuant to August 1990
     employment agreement                                      516       498
  Options granted pursuant to the Company's
     Stock Option Plan                                         242       314
  Warrants issued pursuant to a Senior Management
     Stock Warrant Plan                                        576       537
  Other                                                          1        --

Treasury shares                                               (280)     (190)

Conversion of 2,300 shares of Series I Preferred
   Stock at a rate of 2.2123 common shares to
   1 preferred share                                            --     5,088
Conversion of 2,875 shares of Series II Preferred
   Stock at a rate of 1.4327 common shares to
   1 preferred share                                            --       --
                                                            ------    ------

                                                            29,703    30,593
                                                            ======    ======
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